SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                               GULF POWER COMPANY
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             (Exact name of registrant as specified in its charter)

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       Maine                        0-2429              59-0276810
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 (State or other jurisdiction    (Commission File  (IRS Employer Identification
     of incorporation)               Number)               No.)


             One Energy Place, Pensacola, Florida            32520-0102
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           (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code       (850) 444-6111
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                                       N/A
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         (Former name or former address, if changed since last report.)



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Item 5.         Other Events.

                On August 17, 1999, Gulf Power Company (the "Company") entered into an Underwriting Agreement covering the issue and sale of $50,000,000 aggregate principal amount of its Series B 7.05% Senior Notes due August 15, 2004. Said Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Statement Nos. 333-42033, 333-42033-01 and 333-42033-02) of the Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits.
                  1.1 Underwriting Agreement for the purchase of $50,000,000 aggregate principal amount of Series B 7.05% Senior Notes due August 15, 2004, dated August 17, 1999, among the Company and Bear, Stearns & Co. Inc. and Banc One Capital Markets, Inc., as the Underwriters.

                  4.2 Second Supplemental Indenture to Senior Note Indenture dated as of August 24, 1999, providing for the issuance of the Company's Series B 7.05% Senior Notes due August 15, 2004.

                  4.9       Form of Series B 7.05% Senior Note (included in
                            Exhibit 4.2 above).

                 12.1       Computation of ratio of earnings to fixed charges.

                 12.2 Computation of ratio of earnings to fixed charges plus preferred dividend requirements (pre-income tax basis).

                 23 Consent of Beggs & Lane, A Registered Limited Liability Partnership.




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                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     August 23, 1999                   GULF POWER COMPANY



                                            By   /s/Wayne Boston
                                                  Wayne Boston
                                                  Assistant Secretary